EXHIBIT 99.2

PARADYNE NETWORKS, INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, September 1, 2005

10:00 A.M.

8545 126TH AVENUE NORTH

Largo, Florida

PARADYNE NETWORKS, INC. c/o Shareowner ServicesSM P.O. Box 64873 St. Paul, MN 55164	proxy

REVOCABLE PROXY

COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005 SPECIAL MEETING OF STOCKHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VOTING INSTRUCTIONS VIA THE INTERNET OR BY TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.

The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation (“Paradyne”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related proxy statement and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on July 29, 2005, at the Special Meeting of Stockholders to be held on September 1, 2005 at 10:00 a.m. local time, at 8545 126th Avenue North, Largo, Florida 33773, and at any adjournments or postponements thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 31, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pdyn/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on August 31, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Paradyne Networks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2.

1. Adoption of the Agreement and Plan of Merger, dated as of July 7, 2005, by and among Zhone Technologies, Inc., Parrot Acquisition Corp., a wholly owned subsidiary of Zhone, and Paradyne Networks, Inc., as it may be further amended from time to time.	☐ For	☐ Against	☐ Abstain

2. Grant discretionary authority to adjourn the special meeting, if necessary, to solicit additional proxies with respect to Proposal 1.	☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSALS.

Address Change? Mark Box ☐ Attending Meeting? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name
appears on this proxy card. When shares
are held jointly, both should sign. When
signing as attorney-in-fact, executor,
administrator, personal representative,
trustee, guardian or similar capacity,
please give full title as such. If a
corporation, please sign in full corporate
name by President or other authorized
officer. If a partnership, please sign in
partnership name by authorized person.
Where applicable, indicate your official
position or representative capacity.